UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 10, 2023

SenesTech, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37941	20-2079805
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23460 N. 19th Avenue, Suite 110 Phoenix, AZ	85027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (928) 779-4143

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SNES	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On April 10, 2023, we entered into a Securities Purchase Agreement (the “Purchase Agreement”), pursuant to which we agreed to sell and issue in a registered direct offering (the “Registered Direct Offering”) an aggregate of 857,146 shares of our common stock (the “Shares”) and, in a concurrent private placement (the “Private Placement” and together with the Registered Direct Offering, the “Offerings”), unregistered warrants to purchase up to 857,146 shares of common stock (“Series C Warrants”), at an offering price of $1.75 per Share and associated Series C Warrant.

The Series C Warrants are immediately exercisable at an exercise price of $1.62 per share and have a term of five and one-half years from the date of issuance. The Series C Warrants may be exercised on a cashless basis if there is no effective registration statement registering the resale of the shares issuable upon exercise of the Series C Warrants. A holder will not have the right to exercise any portion of the Series C Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% as elected by the holder) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series C Warrants. However, upon notice from the holder to us, the holder may increase the beneficial ownership limitation, which may not exceed 9.99% of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series C Warrants provided that any increase in the beneficial ownership limitation will not take effect until 61 days following notice to us.

The Purchase Agreement also contains customary representations, warranties, indemnification, and other provisions customary for transactions of this nature. In addition, subject to limited exceptions, the Purchase Agreement provides that for a period of one year following the closing of the Offerings, we will not effect or enter into an agreement to effect a “variable rate transaction” as defined in the Purchase Agreement.

Our aggregate gross proceeds in respect of the Offerings are approximately $1.5 million, before deducting fees payable to the placement agent and other offering expenses payable by us. We intend to use the net proceeds from the Offerings for general corporate purposes. The Offerings closed on April 12, 2023.

As compensation to H.C. Wainwright & Co., LLC (the “Placement Agent”), as the exclusive placement agent in connection with the Offerings, we (i) paid the Placement Agent a cash fee equal to 7.5% of the aggregate gross proceeds raised in the Offerings and (ii) paid the Placement Agent a management fee equal to 1.0% of the aggregate gross proceeds raised in the Offerings. We also reimbursed the Placement Agent for certain expenses related to the Offerings. We also issued to the Placement Agent or its designees as part of the Placement Agent’s compensation, warrants to purchase up to an aggregate of 64,286 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the Series C Warrants, except that the Placement Agent Warrants have an exercise price equal to $2.1875 per share and expire on the fifth anniversary from the date of the commencement of sales in the Offerings.

The Shares were issued pursuant to (a) our registration statement on Form S-3 (File No. 333-261227), filed on November 19, 2021 and amended on May 4, 2022 pursuant to provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, and declared effective on May 6, 2022, (b) the prospectus dated May 6, 2022, and (c) the prospectus supplement dated April 10, 2023.

The Series C Warrants, Placement Agent Warrants, and the shares underlying such warrants were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act, and/or Rule 506 of Regulation D promulgated thereunder. The Series C Warrants, Placement Agent Warrants, and the shares underlying such warrants have not been registered under the Securities Act or applicable state securities laws. Accordingly, such securities may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation to buy nor shall there be any sale of the shares or warrants in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The foregoing description of the Purchase Agreement, the Series C Warrants, and the Placement Agent Warrants are not complete, and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 10.26, 4.28, and 4.29, respectively to this Current Report on Form 8-K and are incorporated by reference herein.

A copy of the opinion of Greenberg Traurig, LLP relating to the shares of Common Stock offered and sold pursuant to the Purchase Agreement and the prospectus supplement is attached as Exhibit 5.1 hereto.

Item 3.02. Unregistered Sales of Equity Securities.

The information under Item 1.01 of this Current Report on Form 8-K regarding the Private Placement and the unregistered securities described therein is incorporated herein by reference.

Item 8.01. Other Events.

On April 10, 2023, we issued a press release announcing the Offerings. On April 12, 2023, we issued a press release announcing the closing of the Offerings. Copies of the press releases are attached as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
4.28	Form of Series C Warrant
4.29	Form of Placement Agent Warrant
5.1	Opinion of Greenberg Traurig, LLP
10.26	Form of Securities Purchase Agreement
23.1	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
99.1	Press Release dated April 10, 2023
99.2	Press Release dated April 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 12, 2023	SENESTECH, INC.

	By:	/s/ Thomas C. Chesterman
Thomas C. Chesterman
Chief Financial Officer

3